                                                                    EXHIBIT 99.1
                          [LEHMAN BROTHERS LETTERHEAD]


October 30, 2000


Seagate Technology, Inc.
920 Disc Drive
P.O. Box 66360
Scotts Valley, CA 95067-0360



     We understand that Seagate Technology, Inc. ("Seagate" or the "Company"), Veritas Software Corporation ("Veritas") and a wholly-owned subsidiary of Veritas have entered into an Agreement and Plan of Merger and Reorganization, dated as of March 29, 2000 (the "Merger Agreement"), as amended on August 29, 2000 and October 18, 2000, which provides, among other things, for the merger (the "Merger") of a wholly owned subsidiary of Veritas with and into Seagate, whose assets at the time of the Merger will consist mainly of approximately
128.1 million shares of Veritas common stock. We further understand that a condition precedent of the Merger is the closing of transactions contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of March 29, 2000, by and among the Company, Seagate Software Holdings, Inc. and Suez Acquisition Company (Cayman) Limited (the "Buyer"), as amended on August 29, 2000 and October 18, 2000, which provides, among other things, for the purchase and assumption by the Buyer of all the operating assets and liabilities of Seagate, principally relating to its hard disk drive business (the "Asset Sale" and, together with the Merger, the "Transaction"). Pursuant to the Merger, each outstanding share of common stock of Seagate will be converted into the right to receive a proportionate share of (i) 109,330,000 shares of Veritas common stock, (the "Stock Consideration"), (ii) an additional variable number of shares of Veritas common stock (the "Additional Stock Consideration") which have a market value shortly before the effective time of the Merger that is intended to be approximately equivalent to (A) a negotiated discount to the value of Seagate's investments in securities other than Veritas common stock shortly before the effective time of the Merger, and (B) the amount (the "Retained Cash Amount") by which Veritas elects to reduce the cash portion of the total consideration, up to a maximum of $500 million, (iii) an amount in cash (the "Cash Consideration") equal to Seagate's cash at the effective time of the Merger, which will include the net proceeds received and retained by Seagate in connection with the Asset Sale, and which will be reduced by the Retained Cash Amount, and (iv) the right to receive the value of certain tax refunds or credits attributable to Seagate as set forth in the Merger Agreement (the "TRA Consideration"). The Stock Consideration, the Additional Stock Consideration, the Cash Consideration and the TRA Consideration are referred to herein collectively as the "Total Consideration". The terms and conditions of the Merger and the Asset Sale are more fully set forth in the Merger Agreement and the Stock Purchase Agreement, respectively.

     We have been requested to render our opinion as of October 11, 2000 with respect to the fairness, from a financial point of view, to the Company's stockholders, of the Total Consideration to be received by such stockholders in the Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, (i) the Company's underlying business decision to proceed with or effect the Transaction or (ii) any part of the Transaction on a separate basis.

        In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement, the Stock Purchase Agreement and the specific terms of the Transaction; (2) publicly available information concerning the Company and Veritas that we believe to be relevant to our analysis, including Annual Reports on Form 10-K for the fiscal years ended July 2, 1999 and June 30, 2000, and Quarterly Reports on Form 10-Q for the quarters ended subsequent thereto; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company and its legal advisors;
(4) a trading history of the Company's common stock since May 28, 1999 and a comparison of that trading history with those of other companies that we deemed relevant; (5) a trading history of Veritas' common stock since May 28, 1999 and a trading history of certain other publicly traded securities of companies whose shares are owned by the Company; (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (7) a comparison of the financial terms of the Asset Sale with the financial terms of certain other recent transactions that we deemed relevant; (8) the pro forma impact of the Merger on the projected earnings per share of Veritas, and (9) certain alternatives available to the Company to distribute or otherwise dispose of the shares of Veritas common stock owned by the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Veritas and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Veritas. Upon advice of the Company and its legal advisors and with Company's consent, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended, and therefore that the receipt of shares of Veritas common stock by the stockholders of the Company in the Merger will not be taxable to such stockholders. Our opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of October 11, 2000.

     In addition, we do not express any opinion as to the prices at which shares of common stock of Veritas will trade following consummation of the Transaction and this opinion should not be viewed as providing any assurance that the market value of shares of Veritas common stock to be received by stockholders of the Company pursuant to the Merger will be in excess of the market value of the shares of Seagate common stock owned by such stockholder at any time prior to consummation of the Transaction.

     Based upon and subject to the foregoing, we are of the opinion as of October 11, 2000 that, from a financial point of view, the Total Consideration to be received by the stockholders of the Company in the Transaction is fair.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction, and will receive a customary fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the securities of the Company and Veritas for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is solely for the use and benefit of the Board of Directors of the Company. This opinion may not be disclosed publicly without our prior approval. In any event, this opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction.



                                         Very truly yours,


                                         LEHMAN BROTHERS